Exhibit 2.4

AMENDING AGREEMENT NO. 3 TO
ARRANGEMENT AGREEMENT

THIS AMENDING AGREEMENT is made this 1st day of June, 2020,

AMONG:

AKERNA CORP., a corporation existing under the laws of the State of Delaware (“Akerna”)

AND

2732805 ONTARIO INC., a corporation existing under the laws of the Province of Ontario (“Purchaser”)

AND

AMPLE ORGANICS INC., a corporation existing under the laws of the Province of Ontario (“Ample”)

AND

JOHN PRENTICE, an individual resident in the Province of Ontario (the “Shareholder Representative”)

WHEREAS:

A.     the Parties entered into an Arrangement Agreement dated December 18, 2019 and amended on February 28, 2020 and May 26, 2020 (the “Arrangement Agreement”) pursuant to which Akerna, through its wholly-owned subsidiary, Purchaser, agreed to acquire all of the issued and outstanding Ample Shares by way of the Arrangement; and

B.      the Parties wish to amend certain terms of the Arrangement Agreement as hereinafter provided.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto, the Parties hereto hereby covenant and agree as follows:

1.      Terms denoted with initial capital letters and not otherwise defined herein have the meanings assigned to them in the Arrangement Agreement.

2.      The definition of “Effective Time Shares” set forth in each of Section 1.1 of the Arrangement Agreement and Section 1.1 of the Plan of Arrangement is hereby deleted in its entirety and replaced by the following:

“ “Effective Time Shares” means that number of Exchangeable Shares that is equal to twenty percent (20%) of the total aggregate number of Up-front Shares that are to be delivered by Akerna and Purchaser to the Ample Shareholders pursuant to the Arrangement Agreement;”

3.      Section 2.4(c) is hereby deleted and replaced by the following:

“that it is the intention of Akerna and Purchaser to rely upon Section 3(a)(10) of the U.S. Securities Act in connection with the offer and sale of Consideration Shares in accordance with the Arrangement, based on the Court’s approval of the Arrangement, which approval through the issuance of the Final Order will constitute its determination of the fairness of the Arrangement;”

4.     Section 2.8(b) is hereby deleted and replaced by the following:

“On the date of mailing thereof, Ample shall ensure that the Ample Circular complies in all material respects with all Applicable Laws and the Interim Order and shall contain sufficient detail to permit Ample Shareholders to form a reasoned judgment concerning the matters to be placed before them at the Ample Meeting, and, without limiting the generality of the foregoing, shall ensure that the Ample

Circular will not contain any misrepresentation (except that Ample shall not be responsible for the accuracy of any Purchaser Circular Disclosure). The Ample Circular shall also contain such information as may be required to allow Akerna and Purchaser to rely upon the exemption from registration provided under Section 3(a)(10) of the U.S. Securities Act with respect to the offer and sale of the Consideration Shares pursuant to the Arrangement.”

5.      Section 2.11 is hereby deleted and replaced by the following:

“The Parties agree that the Arrangement will be carried out with the intention that all Consideration Shares issued under the Arrangement will be offered and sold by Akerna and Purchaser, whether in the United States, Canada or any other country, in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by section 3(a)(10) thereunder. In order to ensure the availability of the exemption under section 3(a)(10) of the U.S. Securities Act and to facilitate Akerna’s compliance with other U.S. Securities Laws, the Parties agree that the Arrangement will be carried out on the following basis:

(a)     the Court will be asked to approve the procedural and substantive fairness of the terms and conditions of the Arrangement;

(b)    the Court will be advised of the intention of Akerna and Purchaser to rely on the exemption provided by Section 3(a)(10) of the U.S. Securities Act with respect to the issuance of Consideration Shares pursuant to the Arrangement, based on the Court’s approval of the Arrangement;

(c)     prior to the issuance of the Interim Order, Ample will file with the Court a draft copy of the proposed text of the Ample Circular together with any other documents required by Applicable Law in connection with the Ample Meeting;

(d)    the Court will be advised that its approval of the Arrangement will be relied upon as a determination that the Court has satisfied itself as to the procedural and substantive fairness of the terms and conditions of the Arrangement to all Persons who are entitled to receive Consideration Shares pursuant to the Arrangement;

(e)     Ample will ensure that each Ample Shareholder and any other Person entitled to receive Consideration Shares pursuant to the Arrangement, will be given adequate and appropriate notice advising them of their right to attend the hearing of the Court to approve the procedural and substantive fairness of the terms and conditions of the Arrangement and providing them with sufficient information necessary for them to exercise that right;

(f)     the Final Order will expressly state that (i) the terms and conditions of the issuance and exchange of the Consideration Shares are fair, both procedurally and structurally, to those to whom Consideration Shares will be issued, (ii) the terms and conditions of such issuance and exchange is approved by the Court, and (iii) the Arrangement is approved by the Court as being procedurally and substantively fair to all Persons entitled to receive Consideration Shares in each case pursuant to the Arrangement;

(g)    the Interim Order will specify that each Person entitled to receive Consideration Shares pursuant to the Arrangement will have the right to appear before the Court at the hearing of the Court to give approval of the Arrangement;

(h)    the Court will hold a hearing before approving the fairness of the terms and conditions of the Arrangement and issuing the Final Order;

(i)     all Consideration Shares issued to Persons in the United States will be registered or qualified under the securities laws of each state, territory or possession of the United States in which any Person receiving such securities is located, unless an exemption from such state securities law registration or qualification requirements is available. In addition, the issuer of any Consideration Shares issued to a Person in any state, territory or possession of the United States, shall comply with any issuer broker-dealer registration requirement applicable in that state, territory or possession, unless an exemption from such issuer broker-dealer registration requirement is available; and

(j)     Akerna shall file a registration statement on appropriate form with the United States Securities and Exchange Commission (the “Registration Statement”) on the Effective Date or as soon as practicable thereafter in order to register under the U.S. Securities Act the Akerna Shares issuable upon exchange of the Exchangeable Shares and cause the Registration Statement to become effective as soon as practicable following the time that any Exchangeable Shares are first issued.

6.      The following is hereby added as Section 3.3(i):

“(i) file the Registration Statement on the Effective Date or as soon as practicable thereafter in order to register under the U.S. Securities Act the Akerna Shares issuable upon exchange of the Exchangeable Shares, (ii) cause the Registration Statement to become effective as soon as practicable following the time that any Exchangeable Shares are first issued, and (iii) maintain the effectiveness of such registration for the period that the Exchangeable Shares remain outstanding. Akerna will provide Ample and its legal counsel with reasonable opportunity to review and comment upon drafts of the Registration Statement and any subsequent correspondence with the United States Securities and Exchange Commission in respect thereof and will give reasonable consideration to the comments of Ample and its counsel with respect to any information to be included in such material.”

7.      Section 5.1(h) is hereby deleted and replaced by the following:

“the Exchangeable Shares and the CVRs to be issued pursuant to the Arrangement shall be exempt from the registration requirements of the U.S. Securities Act pursuant to Section 3(a)(10) thereof.”

8.      Section 7 of the Form of Escrow Agreement appended as Schedule “D” to the Arrangement Agreement is hereby deleted in its entirety and replaced with the following:

“Release of Deposited Shares.

(a)     On the Business Day that is six (6) months following the Closing Date, provided that any Closing Shares remain subject to escrow at such time, Akerna and the Shareholder Representative shall deliver Joint Instructions to the Escrow Agent directing the release from escrow to the Ample Shareholders of that number of Closing Shares equal to the lesser of (i) such number of Closing Shares as is required to cause the total number of all Effective Time Shares plus Closing Time Shares delivered to the Ample Shareholders under the Arrangement Agreement and this Agreement as of such date to equal 50% of the total number of Up-front Shares, and (ii) the number of Closing Shares then held in escrow pursuant to this Agreement and are not then subject to an Unresolved Claim in respect of fraud.

(b)    On the Business Day that is nine (9) months following the Closing Date, provided that any Closing Shares remain subject to escrow at such time, Akerna and the Shareholder Representative shall deliver Joint Instructions to the Escrow Agent directing the release from escrow to the Ample Shareholders of that number of Closing Shares equal to the lesser of (i) such number of Closing Shares as is required to cause the total number of all Effective Time Shares plus Closing Time Shares delivered to the Ample Shareholders under the Arrangement Agreement and this Agreement as of such date to equal 75% of the total number of Up-front Shares, and (ii) the number of Closing Shares then held in escrow pursuant to this Agreement and are not then subject to an Unresolved Claim in respect of fraud.

(c)     On the Business Day that is twelve (12) months following the Closing Date (the “Final Release Date”), provided that any Closing Shares or Escrowed Shares, as the case may be, remain subject to escrow at such time, Akerna and the Shareholder Representative shall deliver Joint Instructions to the Escrow Agent directing the release from escrow to the Ample Shareholders of:

(i)     all, but not less than all, of the Closing Shares that are held in escrow pursuant to this Agreement and are not then subject to an Unresolved Claim in respect of fraud; and

(ii)    all, but not less than all, of the Escrowed Shares held in escrow pursuant to this Agreement and are not then subject to an Unresolved Claim.

(d)    Upon receipt by the Escrow Agent of Joint Instructions from time to time directing the release from escrow of Deposited Shares in accordance with Section 7(a), 7(b), 7(c) or 7(d), the Escrow Agent is hereby irrevocably authorized and directed, in each case, to release, transfer and deliver such Deposited Shares in accordance with Section 9(a).”

9.      This Amendment shall be deemed effective as of the date first written above.

10.    Except as specifically amended herein, all other terms of the Arrangement Agreement shall remain in full force and effect unamended as of the date hereof, and time shall remain of the essence.

11.    This Amending Agreement may be executed in any number of counterparts, which taken together shall form one and the same agreement, and may be executed and delivered by electronic mail or facsimile transmission, which shall be binding on the Parties as though originally executed and delivered.

[Signature Page Follows]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first above written.

2732805 ONTARIO INC.		AKERNA CORP.
Per:	/s/ Jessica Billingsley	Per:	/s/ Jessica Billingsley
	Name: Jessica Billingsley		Name: Jessica Billingsley
	Title: Chief Executive Officer		Title: Chief Executive Officer
AMPLE ORGANICS INC.
Per:	/s/ John Prentice
Name: John Prentice
Title: Chief Executive Officer
/s/ John Prentice
JOHN PRENTICE